Exhibit 10.15

MetLife®
Agreement to Protect Corporate Property
All of the protections described in this Agreement apply to MetLife, Inc. and its past, present and future affiliates and each of their successors and assigns (collectively, "MetLife" or "the Company"). This Agreement is presented to me in anticipation of my becoming employed by MetLife. In the event that I do not actually become employed with MetLife, this Agreement will be of no force and effect. In consideration of my employment with MetLife, the new and updated access that I will be given to MetLife’s Intellectual Property and/or Confidential Information as defined below, and the specialized training and resources regarding MetLife’s business, customers and practices that MetLife will provide to me, and intending to be legally bound, I agree as follows:

1.
Duty of Loyalty: I understand and agree that during the course of my employment with MetLife, I owe a duty of loyalty to the Company, which prohibits me from engaging in any act or omission that is adverse to the interests of the Company, except as permitted by law or required by legal process. This prohibition includes but is not limited to interfering with MetLife's business or trying to disrupt MetLife's business, including such conduct as engaging in any activity that interferes with the performance of my duties during my employment, interferes with the duties of other MetLife employees, statutory employees or independent contractors, diverts any business, customers or employees away from MetLife, is reasonably deemed by MetLife to be harmful to the business, reputation or goodwill· of MetLife, is in violation of this Agreement, is otherwise contrary to the interests of MetLife, and/or is recognized by any applicable statute, regulation or common law as constituting a breach of the duty of loyalty to my employer.

2.
Confidential and Proprietary Information: "Confidential and Proprietary Information" means, without limitation, all confidential and proprietary equipment, material, business processes, records, supplies, manuals, rate books, forms, files, notes, letters, lists, and any other documentation, property and/or information, in any form or medium, provided to me by MetLife or developed, created, used or obtained by me in the course of performing my duties as an employee of MetLife, pertaining to the business of MetLife, its employees, or pertaining to any of its customers or prospective customers, and all related product plans, client strategies, ideas, formulas, inventions (whether or not patentable), improvements, know-how, business methods, processes, techniques, drawings, specifications, notes, business and sales plans and employee, customer and supplier lists and similar information. Notwithstanding the foregoing, Confidential and Proprietary Information excludes information that is generally known or disclosed to the industry through no breach of this Agreement by me or other wrongful act or omission by me or any other person. All Confidential and Proprietary Information shall be and remain the sole and exclusive property and information of MetLife.

3.
Proprietary Rights: I agree that all intellectual property made or conceived by me during the term of my employment with MetLife by me alone, or, jointly with others, that is governed and protected by laws and regulations related to patents, trade secrets, copyrights, trademarks, trade dress, trade names, internet domain names, business processes, including, all precursory, duplicative or derivative materials in creation of such intellectual property belongs exclusively to MetLife ("Intellectual Property"), and, unless an officer at least at the level of a Senior Vice President in charge of my department agrees to some other arrangement in writing, I will not retain any rights in any such lntellectual Property and its related MetLife Confidential and Proprietary Information. I agree to inform MetLife promptly and fully of all MetLife Intellectual Property made or conceived by me or jointly with others. I further agree that any copyrightable works falling within the definition of MetLife Intellectual Property and/or Confidential and Proprietary Information are "works made for hire," the complete ownership of which belongs to

MetLife. ·To the extent that any MetLife Intellectual Property and/or Confidential and Proprietary Information does not automatically, by operation of law, constitute a "work made for hire," I irrevocably transfer and assign to MetLife (or, to the extent not transferable, waive) all right, title and interest in and to that MetLife Intellectual Property for all forms and media, whether or not now existing, throughout the world, including, without limitation, any right to collect for past damages for the infringement or unauthorized use of such MetLife Intellectual Property and/or Confidential and Proprietary Information. I waive, to the fullest extent permitted by law, all of my "moral rights" (i.e., accreditation rights to visual works such as videos, images, graphics, etc.) with respect to MetLife intellectual Property and/or Confidential and Proprietary Information assigned or transferred to MetLife. Promptly, upon the request of MetLife and at MetLife’s expense, I will, during the course of my employment and thereafter, provide cooperation and assistance to MetLife in the preparation, prosecution, perfection ·and defense of any MetLife Intellectual Property.

4.
Protection and Non-Assignment of MetLife Property: I will maintain adequate and current records of all MetLife Intellectual Property and/or Cpnfidential and Proprietary Information. I further agree that during my employment and after the termination of my employment, I will not disclose to any third party MetLife Intellectual Property and/or Confidential and Proprietary Information, except as authorized by MetLife, and I will comply with MetLife’s policies regarding record keeping, non-disclosure, safe-keeping and retention of MetLife Intellectual Property and/or Confidential and Proprietary lnformation. I represent and warrant that I am not a party to any contract relating to the granting or assignment to any party (other than MetLife) of any interest in Intellectual Property and/or Confidential and Proprietary lnformation conceived, developed, made or reduced to·practice by me except insofar as copies of such contracts, if any, have been supplied to MetLife. I further represent and warrant that the MetLife lntellectual Property and/or Confidential and Proprietary information created by me and MetLife’s use of such MetLife Intellectual Property and/or Confidential and Proprietary Information, does not and will not violate, infringe or misappropriate any intellectual property and/or confidential information rights of any third party or the laws or regulations of any governmental or judicial authority.

5.
Non-lnterference: For 18 months following the termination of my employment with MetLife for any reason, I will not, directly or indirectly divert business away from MetLife or seek to have any MetLife customer, person or organization reduce, lapse or terminate any financial products or services obtained from or through MetLife, in such circumstances· where I serviced, contacted, solicited or sold to such customer, person or organization, or supervised any MetLife employee in connection ·with such customer, person or organization during the course of my employment with MetLife, or for whom I possess or have possessed any Confidential and Proprietary lnformation regarding MetLife’s services to such customer, person or organization.

6.
Non-Solicitation: For 18 months following the termination of my employment with MetLife for any reason, I will not, directly or indirectly induce, divert, recruit, encourage or attempt to influence anyone in the employ of MetLife (hereinafter "Employee"), or who is a party to a Senior Partner Contract (055 Contract), any New England Financial Agent Contract or Retired Agent Contract (hereinafter ''lndependent Contractor") to reduce, lapse or terminate his or her employment and/or business relationship with MetLife. For example, I will not inform an Employee or Independent Contractor of a job opportunity with me or any other company or entity, or suggest that any· person or entity contact an Employee or Independent Contractor to discuss or mention such a job opportunity. I also will not interview an Employee or Independent Contractor for a job, or offer, authorize, approve or agree to hire an Employee or Independent Contractor for any job opportunity with me or any other· company.

7.
Non-Disparagement: I will not make statements that damage, disparage or otherwise diminish the reputation and business practices of MetLife and its affiliated entities, and its and their current and/or former officers, agents, directors and employees. This includes statements made verbally, in writing or electronically. The only exception is if I am compelled by a court of law or I am otherwise authorized to do this pursuant to legal or administrative process.

8.
Agreement is Reasonable and Necessary to Protect MetLife's Legitimate Business Interests: I acknowledge and agree that: (1) the restrictions set forth in this Agreement are reasonable and necessary for the protection of MetLife's legitimate business interests in the intensely competitive insurance, securities, advisory services, retail banking and financial services industries, including without limitation MetLife's longstanding relationships with customers, and are reasonable and necessary to protect MetLife's Intellectual Property and/or Confidential and Proprietary Information, in which MetLife has invested significant time and money; and (2) but for my employment by MetLife, I would not have access to the Intellectual Property and/or Confidential and Proprietary Information identified above.

9.
Presentation of Agreement to Subsequent Employers: For a period of 18 months following the termination of my employment with MetLife for any reason, I will present a copy of this agreement to each of my subsequent employers or affiliations, and I will inform MetLife promptly of the identity of any such employers or affiliations. I hereby authorize MetLife to present a copy of this Agreement to such employers or affiliations.

10.
Return of Property: Upon the termination of my employment with MetLife for any reason or at any other time requested by MetLife, I shall immediately deliver to MetLife or its designee all MetLife Confidential and Proprietary Information, Intellectual Property, and all copies thereof in whatever format stored, in my possession, custody or control, as well as any other property and information of MetLife including, but not limited to any computing device provided to or used by me during the course of my employment with MetLife, including, but not limited to, computer, disks, drives, memory sticks, telephones, personal digital assistants, or other electronic media, including any leased, borrowed or purchased laptop computer, even if I purchased the computing devices. I understand that MetLife will return any computing devices I purchased after wiping the computing devices clean of all MetLife software and information.

11.
Geographic Scope: I acknowledge that the business of MetLife is conducted in all states and in certain foreign countries and that the employees of MetLife and its affiliated entities are working to further the interests of MetLife in those states and foreign countries. I also acknowledge that the MetLife Intellectual Property and/or Confidential Information I obtain in the course of my employment involves and affects MetLife's activities in all states and in those foreign countries in which it conducts its business. Therefore, it is not appropriate or feasible for MetLife to establish geographic limitations on the restrictions to which I am now agreeing. Accordingly, I agree to abide by these restrictions in all states and in those foreign countries in which MetLife is conducting business at the time that my employment terminates, or in any state or foreign countries where MetLife is planning to conduct business and I was or am in possession of any Intellectual Property and/or Confidential and Proprietary Information relating to such plans.

12.
Injunctive Relief and Attorney's Fees: I acknowledge that, if I violate any provision of this Agreement, MetLife will suffer irreparable harm. Therefore, in addition to any other rights or remedies of MetLife, MetLife will have the right to obtain an injunction without posting a bond enjoining any such violation. If MetLife succeeds in any lawsuit or proceeding against me brought to enforce this Agreement, or to establish damages sustained by MetLife as a result of my violation of this Agreement, I will reimburse MetLife's attorney's fees and costs, as these may be fixed by the court in which MetLife sues me or brings a proceeding against me.

13.
Tolling Provision: In the event that I violate any of the post-employment restrictions of this Agreement, the eighteen (18) month time period of the post-employment restrictions set forth in Sections 5, 6, and/or 9 above shall be extended for a period of time equal to the time between the start of the eighteen (18) month period and the date of the last violation. Such extension does not in any way operate to limit the types of remedies available to MetLife to address any violation of this Agreement.

14.
Entire Agreement, Severability, and No Waiver: This document is the entire agreement between me and MetLife with respect to the contents contained herein. No previous promises or agreements, oral or written, including any prior Agreements to Protect Corporate Property, will remain in effect. I further agree that my signature on any subsequent agreement with MetLife shall not impair the enforcement of these provisions, unless such subsequent agreement is in writing and expressly identifies this Agreement. If any provision of this Agreement is invalidated in any jurisdiction either by statute or by a court, it is the parties' intention that such provision will be deemed modified to comply with the law or deemed stricken from this Agreement, if that is necessary to comply with the law. If any provision is stricken for this reason, however, the remainder of this Agreement remains in effect. This Agreement cannot be waived by MetLife unless agreed to in writing by an officer of MetLife. Failure to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision. While you are required to return your original signature below to MetLife, you acknowledge and agree that a facsimile of your signature shall be deemed to be binding upon you, unless prohibited by law.

I have carefully read this Agreement and I understand it. I acknowledge that I have been given a copy of this Agreement.
Signature: _________________
Print Name: _________________
Employee ID #: _________________
Dept: _________________
Date: _________________

4